Exhibit 1


                                              Arthur Andersen LLP
                                              1345 Avenue of the Americas
                                              New York, New York 10105-0032

October 16, 2000

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read paragraph (a) of Item 4 included in the Form 8-K dated October 16, 2000 of Internet VIP, Inc. filed (to be filed) with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP

cc:  Mr. Christian P. Richer, President and
      Chief Executive Officer, Internet VIP, Inc.